THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DATALINK.NET, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                              WARRANT TO PURCHASE

                            SHARES OF COMMON STOCK

                                      OF

                               DataLink.net, Inc.

              Subject to Section 1 hereof, expires on February 14, 2005

No.:  W-HCW-1
Number of Shares: 76,923                  Date of Issuance: February 14, 2000

     FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, DataLink.net, Inc., a Nevada corporation (together with its successors and assigns, the "Issuer"), hereby certifies that H.C. Wainwright & Co., Inc., located at 245 Park Avenue, 44th Floor, New York, New York 10167, or its registered permitted assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to 76,923 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share of Thirteen Dollars ($13), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

     1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., California Time, on February 14, 2005 (the "Initial Term"), provided, that, if at the date of the expiration of the Initial Term, (A) the Warrant Stock shall not be listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. or (B) the Issuer shall not have sufficient shares of Warrant Stock issuable upon a full exercise of this Warrant, then the Initial Term shall be extended until such date on which none of the foregoing events shall exist (the Initial Term, as such may be extended, being hereinafter called the "Term").

     2. Method of Exercise Payment: Issuance of New Warrant: Transfer and Exchange.

     (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

     (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at the Holder's election (i) in cash by certified or official bank check, (ii) at any time on or after the Original Issue Date by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Warrant Price from the Per Share Market Value as of the date of such exercise ("Cashless Exercise by surrender of Warrant) or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender. For purposes of the cashless exercise provision, per share market value shall be calculated either (i) on the date the Warrant exercise is delivered to the Company ("Notice Date") or (ii) as the average closing Market Price for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater. Notwithstanding anything in this Warrant to the contrary, any remaining unexercised portion of this Warrant shall be deemed to have been exercised immediately prior to the Expiration Date, pursuant to a cashless exercise and the Company shall issue that number of shares of common stock as provided for based on the method described under the Cashless Exercise provision above.

     (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

     (d) Transferability of Warrant. Subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred by the Holder without the consent of the Issuer. If transferred pursuant to this paragraph, and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

     (e)     Compliance with Securities Laws.

            (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

           (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DATALINK.NET, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

           (iii) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legends required by paragraph (ii) above relating to the Securities Act and state securities laws.

     3.     Stock Fully Paid:  Reservation and Listing of Shares:  Covenants.

     (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a number of shares of Common Stock equal to at least 100% of the aggregate number of shares of Warrant Stock issuable upon the exercise of the Warrant.

     (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

     (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holder of this Warrant, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

     (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

     4. Registration Rights Under The Securities Act

     (a)     Demand Registration.

             (i) The Company upon, written demand of the Holders of at least 51% of the then currently outstanding Warrant, agrees to register on one occasion the shares of common stock issued or issuable upon exercise of this Warrant (the "Registrable Securites). On such occasion, the Company will file a registration statement covering the Registrable Securities within 45 days after receipt of the written demand notice and will use its best efforts to have such registration statement declared effective promptly thereafter, provided however, the Company may delay such filing for one period of up to 30 consecutive days after the initial demand notice if the Company believes, in good faith, that filing the registration statement would materially adversely impact then ongoing discussions or negotiations regarding a merger, acquisition or other similar transaction. If the Company fails to comply with the provisions of this Section, the Company shall, in addition to any other equitable or other relief available to the Holders, be liable for any and all incidental, special and consequential damages sustained by the Holders. The demand for registration may be made at any time prior to the fifth anniversary of the Effective Date.

             (ii) The Holders shall pay any and all underwriting commissions, if any, in connection with the sale of the Registrable Securities, but the Company shall bear all fees and expenses attendant to registering the Registrable Securities. The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holders. The Company shall cause any registration statement filed pursuant to the demand rights granted hereunder to remain effective for a period of 12 months.

     (b)     Piggyback Registration

             (i) In addition to the demand right of registration, the Holders of the Warrant shall have the right for a period of five years commencing on the Effective Date to include the Registrable Securities as part of any other registration of securities filed by Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form.

             (ii) The Holders shall pay any and all underwriting commissions, if any, in connection with the sale of the Registrable Securities, but the Company shall bear all fees and expenses attendant to registering the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than twenty days written notice prior to the proposed date of filing of such registration statement. The holders of the Registrable Securities shall exercise the piggback rights provided for herein by giving written notice, within ten days of the receipt of the Company's notice of intention to file a registration statement. The Company shall cause any registration filed pursuant to the above piggyback registration rights to remain effective in the the case of a registration statement on form S-3, until all the Registrable Securities covered by such registration statement have been solld and in the case of a registration statement on a form other than S-3, for a period of one year.

     5. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a)     Recapitalization, Reorganization, Reclassification,
Consolidation, Merger or Sale.

             (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger; provided, however, that a merger for the sole purpose of effecting a change in domicile of the Issuer from one state to another shall not be deemed a Triggering Event, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which the Holder would have been entitled upon the consummation of such Triggering Event if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in
Section 4 hereof or (y) to sell this Warrant (or, at the Holder's election, a portion hereof) to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

             (ii) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph
(i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to the Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

     (b) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (c) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

             (i) Common Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the holders the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

             (ii) Other Dividends. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Issuer shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

     (d) Other Provisions Applicable to Adjustments Under this Section 5. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of indebtedness, shares of Capital Stock (including, without limitation, the Preferred Stock) or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

     (e) Other Action Affecting Common Stock. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (d) of this Section 5, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 5, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     (f) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to the provisions (b) and (c)(i) of this Section 5, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

     (g) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

     (h) Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this section 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

     6. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 5 hereof (for purposes of this Section 6, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" mutually agreed upon by the Issuer and the Holder or, in the event the Issuer and the Holder are unable to agree, a "big five" national accounting firm (other than the Issuer's independent auditors) selected by the Issuer's independent auditors. The firm selected in the manner as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and the Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

     7. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

     8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

            "Board" shall mean the Board of Directors of the Issuer.

            "Business Day" shall mean day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the

State of New York are authorized or required by law or other government action to close.

            "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

            "Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date.

            "Common Stock" means the Common Stock, $0.001 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

            "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security.

             "Convertible Securities" means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

             "Five Day Average Share Price" means the average of the closing bid prices of shares of the Common Stock (as reported by Bloomberg Financial Markets) in the over-the-market on the electronic bulletin board for such security (the "OTC Bulletin Board") (or such other United States stock exchange or public market (an "Alternative Exchange") on which the Common Stock trades if, at the time of exercise, the Common Stock is not trading on the OTC Bulletin Board), for the five (5) consecutive trading days immediately preceding the date of determination.

            "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

            "Holder" means the registered Person or Persons who shall from time to time own this Warrant.

            "Issuer" means DataLink.net, Inc., a Nevada corporation, and its successors.

            "Original Issue Date" means February 14, 2000.

            "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

            "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

            "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

            "Per Share Market Value" means on any particular date (a) the Five Day Average Share Price on such date, (b) if the Common Stock is not listed then on the OTC Bulletin Board or any Alternative Exchange, then the average of the "Pink Sheet" quotes for the five consecutive days immediately preceding such date, as determined in good faith by the Holder, or (c) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by the Company in good faith. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

            "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

            "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

            "Term" has the meaning specified in Section 1 hereof.

            "Trading Day" means (a) a day on which the Common Stock is traded on the over the counter market as reported by the OTC Bulletin Board, or (b) if the Common Stock is not listed on the OTC Bulletin Board, a day on which the Common Stock is traded on any other registered national stock exchange, or
(c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in
(a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

            "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

            "Warrant Price" means $13.00, as such price may be adjusted from time to time as shall result from the adjustments specified in Section 5 hereof.

             "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all adjustments to such number made or required to be made under the terms hereof.

             "Warrant Stock" means Common Stock issuable upon exercise of this Warrant.

     8.     Other Notices.  In case at any time:

     (A) the Issuer shall make any distributions to the holders of Common Stock; or

     (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

     (C) there shall be any reclassification of the Capital Stock of the Issuer; or

     (D)     there shall be any capital reorganization by the Issuer; or

     (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

     (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by him to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

     9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument executed by the Issuer and the Holder.

     10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., California Time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., California Time, on any date and earlier than 11:59 p.m., California Time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to the Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                  DataLink.net, Inc.
                  1735 Technology Drive, Ste. 790
                  San Jose, CA 95110
                  Attention: Anthony Lapine, Chairman and CEO

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Holder shall be sent to the address or addresses specified on the first page hereto.

     12. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in California or New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer and the Holder and shall be enforceable by the Holder.

     15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     16. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
                [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                      DATALINK.NET, INC.



                                      By: /s/ Anthony LaPine
                                           Name: Anthony LaPine
                                           Title: CEO

                                 EXERCISE FORM

                               DATALINK.NET, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.

Dated:  _________________                Signature  _______________________


                                         Address  _________________________

                                                  _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto __________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _________________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:  _________________                Signature  _______________________


                                         Address  _________________________

                                                  _________________________


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto __________ the right to purchase ___________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint _________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:  _________________                Signature  _______________________


                                         Address  _________________________

                                                  _________________________

                       FOR USE BY THE ISSUER ONLY:

     This Warrant No. W-HCW-2 _____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-HCW _____ issued for ____ shares of Common Stock in the name of _______________.